IXI MOBILE REPORTS BOARD OF DIRECTORS DECIDES ON CHANGE IN
STRATEGIC FOCUS AND COST REDUCTION

Belmont, California, August 13, 2008 - IXI Mobile, Inc. (OTCBB: IXMO.OB, IXMOW.OB, IXMOU.OB )(the “Company”), the maker of the Ogo™ family of mobile devices and services, announced today that its board of directors has resolved to initiate several strategic measures intended to refocus the Company’s activities and to reduce operating costs.

In recent months the Company has actively pursued a relationship with a major US-based cellular operator but has not been able to conclude a transaction. As a result, IXI Mobile intends to focus on the European and Asia Pacific markets and to expand its cooperation with existing and potential customers in these territories. In parallel the Company will seek additional investments to meet its working capital needs. Additionally, the Company continues to pursue strategic partnerships.

The Board of Directors is also implementing cost reduction measures, including a reduction of approximately 25% of its headcount and is closing its US facilities, in order to reduce operating expenses.

The Company’s Board has also appointed Mr. Israel Frieder CEO. Messrs. Gideon Barak and Amit Haller who served as Executive Co-Chairman and CEO (respectively), will continue to serve as board members.

Mr. Frieder, Chairman and CEO said: “The Board of Directors decided to focus on expanding its cooperation with current customers and potential new customers in Europe and Asia Pacific, where we have loyal customers such as Swisscom in Switzerland, Vodafone and 1&1 in Germany and Far EasTone in Taiwan. We believe that focusing in known territories where the Company’s products have been recognized for a considerable time, will allow IXI to expand its customer base and continue its growth in these markets. In parallel the Company will explore other opportunities including strategic partnerships.”

About IXI Mobile

IXI Mobile, Inc. offers solutions that bring innovative, data-centric mobile devices and services to the mass market. IXI Mobile's Ogo devices are designed to improve the mobile user experience and increase mobile voice and data usage. The Company provides an end to end solution to mobile operators and Internet service providers around the world to support Ogo products. For more information on IXI Mobile, please visit www.ixi.com

IXI Mobile. 1301 Shoreway Road, Suite 380 Belmont, CA 94002 USA
http://www.ixi.com Tel: +1.650.551.0600 Fax: +1.650.551.0601 http://www.ogo.com

About Ogo

The Ogo family of devices delivers popular applications, including email, instant messaging, SMS, RSS, voice and Web browsing on optimized, easy-to-use handheld devices for a true on-the-go mobile messaging experience. Ogo is available from mobile operators and Internet service providers in Europe and Asia. More information on Ogo is available at: www.ogo.com .

Forward Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act. All statements in this press release, other than statements that are purely historical in nature, are forward looking statements. Words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “estimate,” “project,” “will,” “may” “trend,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “ seek, ” “achieve,” and other similar expressions are intended to identify forward looking statements, although not all forward looking statements contain these words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward looking statements. We have based these forward looking statements on our current expectations and beliefs about future events. Actual results could differ materially from those discussed or projected in, or implied by, the forward looking statements as a result of various risks and uncertainties, including the Company’s ability to raise, and the availability of, additional financing; the Company’s continuing history of losses and its ability to continue as a going concern; the Company’s ability to provide an affordably priced alternative for mobile email access as well as other value added services; competing products that may, now or in the future, be available to consumers; the Company’s ability to develop and market new products or services, including but not limited to CDMA devices, the Company’s ability to maintain relationships with existing customers and develop arrangements with new customers; the number or nature of potential customers for the Company’s products; the Company’s expectations regarding trends in the cell phone, mobile messaging and consumer electronics industries; and the Company’s ability to improve its financial performance. This press release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and its other reports on file with the Securities and Exchange Commission, which contain more detailed discussion of risks and uncertainties that may affect future results. Except as required by law, the Company does not undertake to update any forward looking statements.